Exhibit 99.1

NEWS RELEASE
1101 East Arapaho Road
Richardson TX 75081 USA
+1 (972) 234-6400 main

Financial Contact

Michael L. Paxton, VP, CFO
972.301.3658, mpaxton@intrusion.com

Media Contact

Ben Bittle, Product Manager

972.664.8107, bbittle@intrusion.com

INTRUSION INC. ANNOUNCES
THIRD QUARTER RESULTS

Third Quarter Sequential Net Loss Decreases 38% on 52% Revenue Increase

Richardson, Texas – October 28, 2004 – Intrusion Inc. (NASDAQ: INTZ), (“Intrusion”) today announced financial results for the three months ended September 30, 2004.

Revenue for the third quarter 2004 was $1.7 million, up 52% from the second quarter of 2004 and up 8% from third quarter 2003.

Intrusion’s net loss was $0.9 million for the third quarter 2004, down 38% from the second quarter 2004 and down 61% from the third quarter 2003.  Gross profit margin was 50% for the third quarter 2004, up from 48% in the second quarter 2004 and up from 42% in the third quarter 2003.  Operating expenses were $1.8 million in the third quarter 2004, down 13% from the second quarter 2004 and down 42% from the third quarter 2003.

As of September 30, 2004, Intrusion reported cash, cash equivalents and short-term investments of $3.6 million, working capital of $3.3 million and no debt.  The net change in cash, cash equivalents and short-term investments in the third quarter was $1.1 million, down 27% from the $1.5 million used in the second quarter 2004.

Sales to the U.S. Government were 56% of total revenue in the third quarter 2004 compared to 38% in the second quarter 2004 and 19% in the third quarter last year.

“We are pleased with the 38% sequential and 61% year-to-year reduction in net loss in the third quarter and it is good to resume both sequential and year-to-year quarterly revenue growth,” stated G. Ward Paxton, Chairman, President and CEO of Intrusion.

During the third quarter, Intrusion branded its new spyware prevention product, SpySnare.  SpySnare blocks spyware from entering a network, prevents the spyware program from “phoning-home” and blocks peer-to-peer communications.  SpySnare is receiving positive initial evaluation results from customers and Intrusion expects first sales of SpySnare in the fourth quarter of 2004.  In addition, Intrusion’s Regulated Information Compliance System (RICS) family of products is beginning to enter the marketplace with similar positive initial evaluations.  The Intrusion RICS family includes products that assist users in achieving compliance with several new U.S. laws, including The Financial Modernization Act of 1999, better known as the Gamm-Leach-Bliley Act (GLBA) and the Health Insurance Portability and Accountability Act (HIPAA).  In the case of GLBA, the Intrusion products prevent customers’ personal financial information from leaving the companies’ networks over the Internet.  In the case of HIPAA, the Intrusion products prevent patient information from leaving healthcare providers’ and payers’ networks over the Internet.  In both cases, companies are required to demonstrate compliance and the Intrusion products will meet these requirements.  Also, Intrusion continues to add new features to its existing Intrusion Prevention and Intrusion Detection product families.

Intrusion’s management will host its regularly scheduled quarterly conference call to discuss the Company’s financial and operational progress at 4:00 P.M., CDT today.  Interested investors can access the call at 1-800-399-2043 (if outside the United States, 1-706-634-5518).  For those unable to participate in the live conference call, a replay will be accessible beginning today at 7:00 P.M., CDT until November 4, 2004 by calling 1-800-642-1687 (if outside the United States, 1-706-645-9291).  At the replay prompt, enter conference identification number 1739948.  Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a leading global provider of network intrusion prevention, intrusion detection, regulated information compliance and data privacy protection products.  In addition, Intrusion Inc. offers deployment technologies along with security services for the information-driven economy.  Intrusion’s product families include the Compliance Commander™ for regulated information and data privacy protection, Intrusion SpySnare™ for real-time inline blocking of spyware and unwanted P2P applications, and Intrusion SecureNet™ for network intrusion prevention and detection.  Intrusion’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks.  For more information, please visit www.intrusion.com.

This release, other than historical information, may include forward-looking statements regarding future events or the future financial performance of the Company.  These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the difficulties in forecasting future sales caused by current economic and market conditions, the effect of military actions on government and corporate spending on information security products, spending patterns of, and appropriations to, U.S. government departments, the impact of our cost reduction programs and our refocused product line, the difficulties and uncertainties in successfully developing and introducing new products in emerging markets, market acceptance of our products, the impact of our sustained losses on our ability to successfully operate and grow our business, our stock price and our ongoing Nasdaq eligibility, our ability to generate sufficient cash flow or obtain additional financing on acceptable terms in order to fund ongoing liquidity needs, the highly competitive market for our products, the effects of sales and implementation cycles for our products on our quarterly results, difficulties in accurately estimating market growth, the consolidation of the information security industry, the impact of changing economic conditions, business conditions in the information security industry, our ability to manage acquisitions effectively, our ability to manage discontinued operations effectively, the impact of market peers and their products as well as risks concerning future technology and others identified in our Annual Report on Form 10-K, as amended, and other Securities and Exchange Commission filings. These filings can be obtained by contacting Intrusion Investor Relations.

INTRUSION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	September 30, 2004	December 31, 2003
	(Unaudited)	(Audited)
ASSETS

Current Assets:
Cash and cash equivalents	$1,806	$974
Short-term investments	1,770	1,705
Accounts receivable, net of allowance for doubtful accounts of $467 in 2004 and $574 in 2003	1,050	972
Inventories, net	1,136	1,286
Other current assets	199	449
Total current assets	5,961	5,386

Property and equipment, net	259	297
Other assets	77	77
TOTAL ASSETS	$6,297	$5,760

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$1,756	$2,188
Deferred revenue	895	788
Total current liabilities	2,651	2,976

Stockholders' Equity:
Preferred stock, $.01 par value:
Authorized shares - 5,000	3,534	—
Issued and outstanding – 1,000
Common stock, $.01 par value:
Authorized shares - 80,000
Issued shares – 5,176 in 2004 and 5,173 in 2003
Outstanding shares – 5,166 in 2004 and 5,163 in 2003	52	52
Common stock held in treasury, at cost: 10 shares	(362)	(362)
Additional paid-in capital	48,594	47,526
Accumulated deficit	(47,944)	(44,204)
Accumulated other comprehensive loss	(228)	(228)
Total stockholders' equity	3,646	2,784
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,297	$5,760

INTRUSION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Total revenue	$1,677	$1,556	$4,047	$4,515
Total cost of revenue	843	895	2,056	2,991

Gross profit	834	661	1,991	1,524

Operating expenses:
Sales and marketing	894	1,313	2,867	5,099
Research and development	613	860	1,947	2,684
General and administrative	304	374	884	1,222
Litigation settlement	—	450	—	450
Severance costs	5	119	134	363
Operating loss	(982)	(2,455)	(3,841)	(8,294)

Interest income, net	9	43	34	156
Other income	26	—	67	10
Loss before income taxes	(947)	(2,412)	(3,740)	(8,128)

Income tax provision	—	—	—	—
Net loss	(947)	(2,412)	(3,740)	(8,128)

Preferred stock dividends accrued	(67)	(129)
Beneficial conversion feature on preferred stock	—	—	(938)	—
Net loss attributable to common stockholders	$(1,014)	$(2,412)	$(4,807)	$(8,128)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.20)	$(0.47)	$(0.93)	$(1.57)

Weighted average shares outstanding (basic and diluted)	5,166	5,163	5,166	5,163